UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2023

ORCHESTRA BIOMED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39421 (Commission File Number)	92-2038755 (IRS Employer Identification No.)

150 Union Square Drive

New Hope, Pennsylvania 18938

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 862-5797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OBIO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                          Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On June 5, 2023, Orchestra BioMed Holdings, Inc. (the “Company”) and Mr. Michael Kaswan, the Company’s Chief Financial Officer, mutually agreed to terms pursuant to which Mr. Kaswan will step down as the Company’s Chief Financial Officer and separate from employment effective as of June 6, 2023 (the “Separation Effective Date”).

In connection with Mr. Kaswan’s departure, the Company and Mr. Kaswan entered into a consulting agreement dated as of June 5, 2023 (the “Consulting Agreement”), pursuant to which Mr. Kaswan will provide services to assist the Company in transitioning his prior duties as Chief Financial Officer to the new Chief Financial Officer. In exchange for such services, the Company will pay Mr. Kaswan $36,180 per month for up to six months after the Separation Effective Date. Subject to (a) the Consulting Agreement not being terminated by the Company due to Mr. Kaswan’s breach and (b) Mr. Kaswan’s execution and non-revocation of a standard general release of all claims, the Company will (i) pay Mr. Kaswan an additional termination payment of $108,540 and (ii) provide that Mr. Kaswan shall be deemed to have another three months’ service for purposes of vesting of outstanding equity compensation.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.

Appointment of Chief Financial Officer

In connection with Mr. Kaswan’s departure, the board of directors of the Company (the “Board”) appointed Mr. Andrew Taylor, age 52, as Chief Financial Officer of the Company to succeed Mr. Kaswan, effective as of the Separation Effective Date.

Prior to his appointment as the Company’s Chief Financial Officer, Mr. Taylor served as Chief Financial Officer of Motus GI Holdings, Inc. (Nasdaq: MOTS) (“Motus GI”) from August 2017 until June 2023. Mr. Taylor served as the CFO and President of Avertix Medical, Inc. (f/k/a Angel Medical Systems, Inc.) from 2007 until 2017 and has served on the board of directors of Avertix Medical since 2017. Avertix Medical is a medical device company that develops and manufactures ischemia monitoring and alerting systems. While at Avertix Medical, Mr. Taylor supervised the majority of the operations and employees in the United States and Brazil, while also overseeing the financial planning and analysis activities, capital raising and licensing efforts, and implementation of capital and operating budgets. From 2005 to 2007, Mr. Taylor was a Practice Leader for AC Lordi Consulting (now part of BDO USA, LLP), where he oversaw staff providing CFO and Controller consulting services. Prior to that, Mr. Taylor was the CFO of Safe3w, Inc. from 2001 to 2005 until its acquisition by iPass, Inc., where he led all accounting and finance functions as well as the fundraising efforts, and negotiated the sale of the company. From 1999 to 2001, Mr. Taylor served as the Vice President of Finance and Administration of Abridge, Inc., where he developed and managed processes for budgeting, forecasting and cash management. Prior to that, Mr. Taylor was a Senior Finance Associate at Delta Air Lines (NYSE: DAL), from 1998 to 1999. Mr. Taylor earned a B.A. in Political Science and Economics at McGill University and his MBA in Finance at Northeastern University, and is a CFA Program Level II Candidate.

David Hochman, the Company’s Chief Executive Officer, is currently the Chairman of the board of directors of Motus GI, and Darren Sherman, the Company’s President and Chief Operating Officer, also serves on the board of directors of Motus GI. During the year ended December 31, 2022 and the three months ended March 31, 2023, the Company paid approximately $245,000 and $45,000, respectively, to Motus GI in connection with a lease agreement for the use of portions of Motus GI’s office space in Fort Lauderdale, Florida.

In connection with Mr. Taylor’s appointment, on June 5, 2023, the Company entered into an offer letter with Mr. Taylor, effective as of June 6, 2023, setting forth the terms and conditions of Mr. Taylor’s employment (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Taylor will receive an annual base salary of $395,000. In addition, subject to achieving certain milestones determined by the Board or the Compensation Committee of the Board, Mr. Taylor is eligible for an annual incentive-based bonus, with a target of 50% of base salary. Mr. Taylor is also eligible to receive an initial equity grant of either 278,502 restricted stock units (“RSUs”) of the Company or non-qualified stock options (“Options”) covering 417,544 shares of Company common stock, or a combination of RSUs and Options as mutually agreed by the Company and Mr. Taylor whereby each RSU is considered equal to two-thirds of one Option, through participation in the Company’s 2023 Equity Incentive Plan.

There are no arrangements or understandings between Mr. Taylor and any other persons pursuant to which he was appointed Chief Financial Officer of the Company. There are also no family relationships between Mr. Taylor and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 7, 2023, the Company issued a press release announcing, among other things, Mr. Kaswan’s departure and Mr. Taylor’s appointment as Chief Financial Officer of the Company, and the appointment of Mr. William Little as the Executive Vice President, Corporate Development & Strategy of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, dated as of June 5, 2023, by and between the Company and Michael Kaswan.

10.2	Offer Letter, dated as of June 5, 2023, by and between the Company and Andrew Taylor.

99.1	Press Release, dated June 7, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHESTRA BIOMED HOLDINGS, INC.

By:	/s/ David P. Hochman
Name:	David P. Hochman
Title:	Chief Executive Officer

Date: June 8, 2023

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